UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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T-BAY HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(2)

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(3)

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(4)

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November 24, 2004

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

T-BAY HOLDINGS, INC.

22 East State St., Eagle, Idaho 83616 (208) 342-8888

INFORMATION STATEMENT

AND NOTICE OF ACTIONS TAKEN

BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS

General Information

This information is being provided to the shareholders of T-bay Holdings, Inc., (the ACompany@), in connection with our prior receipt of approval by written consent,  in lieu of a special meeting,  of the holder of a majority of our common stock (1)  authorizing an amendment to our Articles of Incorporation, implementing a reverse split of our issued and outstanding common stock on a one for two hundred fifty (1:20) basis (the AReverse Split@); (2) changing our authorized common stock capital 100,000,000 common shares, par value $0.001 and (3) Authorizing 10,000,000 shares of Preferred Stock, par value $0.001 per share. The shareholders holding shares representing 65.3% of the votes entitled to be cast at a meeting of the Company's shareholders, consented in writing to the proposed actions. The approval by the shareholders will not become effective until 20 days from the date of mailing of this Information Statement to our shareholders.

The Company=s Board of Directors approved these actions on November 16, 2004 and (1) recommended that the Articles of Incorporation be amended in order to implement the reverse split of common shares and change in common share capital.

The proposed Amendment to the Articles of Incorporation will be filed with the Nevada Secretary of State and will be effective when filed.  The anticipated filing date will be approximately 20 days after the mailing of this Information Statement to our shareholders.

If the proposed Amendment were not adopted by written majority shareholder consent, it would have been necessary for this action to be considered by the Company=s shareholders at a special shareholder=s meeting convened for the specific purpose of approving the Amendment.

The  elimination  of  the need  for a special  meeting of the  shareholders to  approve  the  Amendment is authorized by Section 78.320 of  the Nevada Revised Statutes,  (the ANevada Law@).  This Section  provides that the  written  consent  of  the  holders of  outstanding  shares  of  voting  capital  stock,  having  not  less  that  the minimum number of votes which would be necessary to  authorize or take the  action at a meeting  at  which  all shares entitled to vote on a matter were present and voted,  may  be  substituted  for  the  special  meeting.  According to this Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company=s Articles of Incorporation.  In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

The date on which this Information Statement was first sent to the shareholders is on, or about December ___, 2004.  The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company on November 23, 2004, (the ARecord Date@).

Outstanding Voting Stock of the Company

As of the Record Date, there were 41,303,969 shares of Common Stock issued and outstanding.  The Common Stock constitutes the outstanding class of voting securities of the Company.   Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

Security Ownership of Certain Owners and Management

The following Table sets forth the Common Stock ownership information as of November 23, 2004, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company=s  Common, (ii) each director of the Company, (iii) each person intending to file a written consent to the adoption of the actions described herein, and (iv) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of each person named.  Unless otherwise indicated, the business address of each person listed is the Company=s address.

Table 1.  Beneficial Ownership

The  following  table sets forth the Common Stock  ownership  information  as of November 23, 2004, with respect to(i) each person known to the Company to be the beneficial  owner of more than 5% of the Company's Common Stock; (ii) each director of the Company;  and (iii) all directors,  executive  officers and designated stockholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of the persons named. Unless otherwise indicated, each has sole voting and investment power with respect to the shares beneficially owned.  The percentages are based on 32,475,664 shares issued and outstanding as of October 16, 2003.

(a)

Beneficial Ownership of more than 5% based on 41,303,969 common shares.

Beneficial Ownership of 5%.

Table 1.

(1)

(2)

(3)

            (4)

Title of Class

Name and Address

Amount and Nature

Percent of Class

Common Stock

Common

Li, Tianpei(1)(2)

3,600,000

 8.71%

Guangdong, China

Common

Wu, Silu(1)(2)

3,600,000

 8.71%

Guangzhou, China

Common

Xie, Youkai(2)

5,400,000

13.07%

Hong Kong, China

Common

Yang, Tuan(2)

5,400,000

13.07%

Hong Kong, China

Common

Wu, Wenbi(2)

4,500,000

10.89%

Guangdong, China

Common

He, Qingyou(2)

4,500,000

10.89%

Shenzhen, China

Total

27,000,000

65.34%

(b) Security Ownership of Management.  Based on 41,303,969 shares as of November 23, 2004.

Table 2.

Title of Class

Name and Address

Amount and Nature

Percent of Class

Common

Li, Tianpei(1)(2)

3,600,000

 8.71%

Guangdong, China

Common

Wu, Silu(1)(2)

3,600,000

 8.71%

Guangzhou, China

Total

7,200,000

17.42%

Directors as a group owned 17.42% of the Company=s issued and outstanding stock.

Notes:

(1) Directors and Officers

(2) Consenting Shareholder

The Company's Board of Directors is taking action to effect a one-for-twenty (1:20) reverse stock split (the "Reverse Split") of the Company's Common Stock (the "Prior Common").  Additionally, we are taking action to change our authorized common stock to 100,000,000 shares, par value $0.001 per share and authorizing 10,000,000 shares of Preferred Stock, par value $0.001 per share. We propose to amend the Articles of Incorporation in connection with the Reverse Split, increase in common stock and authorizing Preferred Stock.

Pursuant to the Reverse Split, each twenty (20) shares of Prior Common issued and outstanding would be reclassified as, and exchanged for, one (1) share of newly issued Common Stock ("New Common").

The Reverse Split will occur on a future designated date, (the "Effective Date") without any further action on the part of shareholders of the Company and without regard to the date or dates on which certificates representing shares of Prior Common are actually surrendered by each holder for certificates representing the number of shares of the New Common that each stockholder is entitled to receive as a consequence of the Reverse Split. After the Effective Date of the Reverse Split, the certificates representing shares of Prior Common represent one-twentieth the number of shares of New Common. Certificates representing shares of New Common will be issued in due course as old certificates are tendered for exchange. No fractional shares of New Common will be issued and, in lieu thereof, shareholders holding a number of shares of Prior Common not evenly divisible by 20, and stockholders holding fewer than 20 shares of Prior Common prior to the Effective Date, upon surrender of their old certificates, will receive one hundred shares of New Common in lieu of fractional shares of New Common.  After giving effect to the reverse split, if any shareholder would own less than 100 shares, then that shareholder would be rounded up to 100 shares, or a round lot. The reverse split will reduce our issued and outstanding common stock from 41,303,969 to approximately 2,065,198 without factoring in rounding up for fractional shares.  The reverse split will reduce our authorized common stock to 2,500,000 shares.  We will increase our authorized common stock capital to 100,000,000.

The New Common issued pursuant to the Reverse Split will be fully paid and non-assessable. All shares of New Common will have the same voting rights and other rights as shares of the Prior Common have.  Stockholders of the Company do not have preemptive rights to acquire additional shares of Common Stock which may be issued.

Presently, we have no plans to issue any Preferred Stock.

Purpose and Effect of the Change in Capital

The proposed change in our authorized common stock increasing the number of common shares from 2,500,000 post reverse split shares to 100,000,000 shares and authorizing a class of Preferred Stock will enable the Company to have sufficient classes of shares for future financing, acquisition and other opportunities. Presently, we have no financing plans which involve the issuance of common stock. However, our board of directors has recommended that we acquire an operating company, but we have not entered into any agreements.

 This change in capital will not affect the relative rights or privileges of our common stock shareholders.  The newly authorized common stock will have the same rights as the presently authorized shares of Common Stock.  The Preferred Stock, once authorized, requires future board approval in order to fix and determine the designations, rights, preferences or other variations of each class or series.

The Reverse Split will decrease the number of Prior Common shares outstanding and possibly increase the per share market price for the New Common stock.  Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or the Company=s reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon a stock trading at, or under $1.00 per share as unduly speculative in nature, and as a matter of policy, avoid investment in such stocks.  Additionally, the reverse stock split would reduce the number of shares of its New Common stock outstanding to amounts that management believes are more reasonable in light of its size and market capitalization. The Company will require additional capital for its operations and does not believe that it will be able to raise the necessary capital unless the price of the common stock is higher than the current common stock price levels and the total number of issued and outstanding share are reduced. However, no assurance can be given that the reverse split will result in any increase in the common stock price or that the Company will be able to complete any financing following the Reverse Split.

There can be no assurance, nor can the Board of Directors of the Company predict what effect, if any, the proposed reverse split and increase in our authorized common stock will have on the market price of the Company=s common stock.

Contact Information

T-Bay Holdings, Inc. has its principal executive offices located at 22 East State St., Eagle, Idaho 83616. The corporate telephone number is 208) 342-8888.

No Dissenter=s Rights

Under Nevada Law, any dissenting shareholders are not entitled to appraisal rights with respect to our amendment, and we will not independently provide shareholders with any such right.

Financial and Other Information

For more detailed information on our corporation, including financial statements, you may refer to our most recent Form 10-QSB for the quarter ended September 30, 2004 and other periodic filings with the Securities and Exchange Commission (SEC) which we file from time to time.  This information may be found on the SEC=s EDGAR database at  www.sec.gov.

Conclusion

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Amendment. Your consent to the Amendment is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

For the Board of Directors of

Date: November 23, 2004

T-Bay Holdings, Inc.

    /s/Li, Tianpei

By: Li, Tianpei

Title: President/Chairman of the Board

Exhibit AA@

Proposed Amendment to the Articles of Incorporation

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

OF

T-BAY HOLDINGS, INC.

Pursuant to the provisions of the Nevada Revised Statutes (NRS), Chapter 78, the following Certificate of Amendment is submitted for filing:

ARTICLE FOURTH titled “Authorization of Capital Stock” is amended in the FIRST paragraph effective December ___, 2004, after the reverse split as outlined in the SECOND paragraph below, as follows:

Authorized Stock

FIRST:

The corporation will have authority to issue One Hundred Ten Million (110,000,000) shares of stock in the aggregate.  These shares will be divided into two classes and designated as follows:

(a)  One Hundred Million (100,000,000) shares of Common Stock, par value: $0.001 per share which is non-assessable.

(b)  Ten Million (10,000,000) shares of Preferred Stock, par value: $0.001 per share which may be issued in various series

SECOND:  The manner in which any exchange, reclassification, or cancellation of issued shares provided for in this Amendment will be implemented, as follows:

Following  the  effective  date of the reverse split and affecting all common share capital as of December ___,  2004, one (1) share of common stock will be issued for each twenty (20) common shares  previously  issued and outstanding.  Share certificates representing the pre-split denominations may be exchanged for share certificates representing the post-split denominations, at the election of shareholders, and in any case, new denomination certificates will be issued upon transfer in the ordinary course of business. Mandatory share certificate exchange is not required.  The reverse split will reduce our authorized common stock capital from 50,000,000 to 2,500,000 shares and reduce our issued and outstanding common stock from 41,303,969 to 2,065,198 shares without giving effect to (i) rounding up for fractional shares, or (ii) rounding up for less than round lot ownership.

In the event, that the reverse split results in fractional shares, all fractions will be rounded up to the next whole number.  However, in the event that any shareholder whose shares are reduced below 100 shares after the implementation of the reverse split, that shareholder will receive at least a round lot or 100 shares.

The reverse stock split will be effective on December ___, 2004 at the hour of 5:00 o'clock p.m. PST.

The provisions of the articles of incorporation of the Corporation regarding the number and par value of the changed shares will be deemed amended as provided in this certificate at the effective date and time of change.  No other amendment to the articles of incorporation is required for the actions described in this certificate of amendment.

All the shares may be issued by the corporation from time to time and for such consideration as may be determined upon and fixed by the board of directors not inconsistent with law, shall be deemed fully paid and non-assessable. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of capital stock of the corporation.

This amendment has been consented to and approved by the unanimous vote of the board of directors and a majority of stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

Dated this _____ day of December, 2004.

By: Li, Tianpei

Title: President